EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated May 12, 2020, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2019 and 2018, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.
June 12, 2020
Clearwater, Florida